Exhibit 10.1

January 30, 2006

Univest Management EPSP
c/o Frank Gerardi, Trustee
149 West Village Way
Jupiter, FL 33458

Re: Secured Promissory Note

Dear Mr. Gerardi:

      In connection with Secured Promissory Note, dated December 12, 2005, in favor of Univest Management EPSP, c/o Frank Gerardi, Trustee (the "Holder"), this letter sets forth the agreement of the parties hereto to amend the Stated Interest Rate if the Note extends beyond January 31, 2006.

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.	The Amended Stated Interest Rated shall mean twelve percent (12%) per annum if the Note is not fully paid by IGI, Inc. to the Holder by January 31, 2006.

2.	The Amended Stated Interest Rate shall take effect on February 1, 2006.

The Note is hereby amended in accordance with the foregoing provisions. All other provisions of the Note, as amended from time to time, shall remain in full force and effect.

      The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement.

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Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

IGI, INC.

/s/ Carlene Lloyd

Carlene Lloyd, VP of Finance

ACCEPTED AND AGREED:

By: UNIVEST MANAGEMENT EPSP

/s/ Frank Gerardi

Frank Gerardi, Trustee

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